UNITED STATES

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OCUGEN, INC.

(Name of Registrant as Specified In Its Charter)

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Ocugen Inc. Announces Plan to Adjourn Annual Meeting of Stockholders, Modify Proposal Regarding Increase in Number of Authorized Shares

Annual Meeting to be adjourned solely with respect to Item 2, and Item 2 to be modified to decrease the proposed aggregate number of shares of common stock that the Company would be authorized to issue from 500,000,000 shares to 400,000,000 shares

MALVERN, PA, December 22, 2020 (GLOBE NEWSWIRE)- Ocugen, Inc. (NASDAQ: OCGN), a biopharmaceutical company focused on discovering, developing, and commercializing transformative therapies to cure blindness diseases, today announced that it will convene its 2020 Annual Meeting of Stockholders on December 23, 2020 at 11:00 a.m. Eastern time and, after conducting all other business, intends to adjourn the meeting solely with respect to Item 2 set forth in its Definitive Proxy Statement filed with the Securities and Exchange Commission on October 30, 2020. Item 2 is a proposal to amend the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock. The Company is planning this adjournment to provide its stockholders additional time to vote on Item 2. The Annual Meeting will resume with respect to Item 2 at 11:00 a.m. Eastern time on January 13, 2021 and will continue to be held virtually.

Additionally, prior to the resumption of the Annual Meeting, Ocugen intends to amend its Definitive Proxy Statement to restate Item 2. The proxy amendment will modify the proposed amendment of the Company’s Sixth Amended and Restated Certificate of Organization by decreasing the proposed aggregate number of shares of common stock that the Company would be authorized to issue from 500,000,000 shares to 400,000,000 shares. The proxy amendment will be disseminated to stockholders of the Company as of the record date on or about December 23, 2020.

The record date for determining stockholders eligible to vote at the annual meeting will remain the close of business on October 28, 2020. Stockholders who have already submitted a proxy do not need to vote again for the reconvened Annual Meeting, as the proxies submitted will remain valid. Stockholders who have already submitted proxies and want to change their vote with respect to Item 2, as amended, can update their vote in the manner set forth in the Definitive Proxy Statement. Your vote will be recorded at the Annual Meeting in accordance with your most recently submitted proxy.

Ocugen stockholders as of close of business on the October 28, 2020 record date who have not voted are encouraged to vote online at www.proxyvote.com or by telephone at 1-800-690-6903. Stockholders that need assistance voting or have questions, may contact Ocugen’s proxy solicitation firm, Okapi Partners, at info@okapipartners.com or (855) 208-8902.

Voting on Items 1, 3, 4, 5 and 6 will be open until the adjournment of Ocugen's 2020 Annual Meeting of Stockholders on December 23, 2020.  Voting on Item 2 will be open until the conclusion of the Annual Meeting on January 13, 2021. If you hold your shares of our common stock with a broker, bank or other holder of record as nominee or agent, you may be subject to an earlier voting deadline and you should carefully review any materials received from the nominee or agent regarding how to vote your shares.

A copy of the Definitive Proxy Statement is available to stockholders on the Company’s website and at the website maintained by the SEC at https://www.sec.gov. A copy of the proxy amendment will be available on those websites when filed by the Company.

Ocugen stockholders as of the October 28, 2020 record date for the Annual Meeting are invited to attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/OCGN2020.

About Ocugen, Inc.

Ocugen, Inc. is a biopharmaceutical company focused on discovering, developing, and commercializing transformative therapies to cure blindness diseases. Our breakthrough modifier gene therapy platform has the potential to treat multiple retinal diseases with one drug – “one to many” and our novel biologic product candidate aims to offer better therapy to patients with underserved diseases such as wet age-related macular degeneration, diabetic macular edema, and diabetic retinopathy. For more information, please visit www.ocugen.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from our current expectations. These and other risks and uncertainties are more fully described in our periodic filings with the SEC, including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we assume no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, after the date of this press release.

Corporate Contact:

Ocugen, Inc.

Sanjay Subramanian

Chief Financial Officer

IR@Ocugen.com

Media Contact:

LaVoieHealthScience

Lisa DeScenza

ldescenza@lavoiehealthscience.com

+1 978-395-5970